GENERAL DISTRIBUTOR'S AGREEMENT

by and between

MAN INVESTMENTS INC.
and
MAN LONG SHORT FUND

AGREEMENT, made as of the 17 day of August, 2010, by and between Man Long Short Fund and Man Investments Inc.

RECITAL

WHEREAS, Man Long Short Fund, a Delaware statutory trust (the “Fund”), is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is registering [$100,000,000] in shares of beneficial interests ("Shares") under the Securities Act of 1933, as amended (the "1933 Act"), to be offered for sale in a public offering in accordance with the terms and conditions set forth in the Fund’s Prospectus (the “Prospectus”) and Statement of Additional Information (the “SAI”) included in the Fund’s Registration Statement filed with the Securities and Exchange Commission on Form N-2, as it may be amended from time to time.

In this connection, the Fund desires that Man Investments Inc. (the "General Distributor") act as General Distributor for the sale and distribution of Shares that have been registered as described above and of any additional Shares that may become registered during the term of this Agreement.

NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

1.           Appointment of General Distributor.

The Fund hereby appoints the General Distributor as the sole general distributor of Shares in connection with the aforesaid public offering of Shares, and the Fund further agrees from and after the date of this Agreement, that it will not, without the General Distributor’s consent, sell or agree to sell any Shares otherwise than through the General Distributor, except (a) the Fund may itself sell Shares without sales charges as an investment to the officers, trustees or directors and bona fide present and former full-time employees of the Fund and to other investors who are identified in the Prospectus and SAI as having the privilege to buy Shares at the public offering price described in the Prospectus; (b) the Fund may issue Shares in connection with a  merger, consolidation or acquisition of assets on such basis as may be authorized or permitted by the 1940 Act and the rules thereunder; and (c) the Fund may issue Shares in connection with  the reinvestment of distributions made by the Fund or of any other investment company if permitted by the Prospectus and SAI.

2.           Sale of Shares.

The General Distributor agrees to serve as the general distributor of Shares in accordance with the terms of this Agreement, and to offer Shares to investors as agent of the Fund either directly or through broker-dealers which enter into selling agreements with the General Distributor.  In connection with the offering of Shares, the General Distributor further agrees that:

(a)           The General Distributor will use its best efforts to sell Shares, provided, however, that when requested by the Fund at any time because of market or other economic considerations or abnormal circumstances of any kind, or when agreed to by mutual consent between the General Distributor and the Fund, the General Distributor will suspend such efforts.  The Fund may also withdraw the offering of Shares at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction.  It is understood that the General Distributor does not undertake to sell all or any specific number or amount of Shares.

(b)           The General Distributor will not make offers or sales of Shares except in the manner set forth in the Fund’s Registration Statement.  The Fund has established procedures that are to be followed in connection with the offer and sale of Shares and the General Distributor agrees not to make offers or sales of any Shares and agrees to require all broker-dealers that enter into selling agreements with the General Distributor not to make any such offers or sales except in compliance with such procedures.  In this regard, the General Distributor agrees that:

(i)           No sale of Shares to any one investor will be for less than the minimum amount as may be specified in the Prospectus or as the Fund shall advise the General Distributor.

(ii)           No offer or sale of Shares will be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Shares have not been registered or qualified for offer and sale under applicable state securities laws unless Shares are exempt from the registration or qualification requirements of such laws.

(iii)           Sales of Shares will be made only to "Eligible Investors” as described in the Prospectus, and that any such investor is not on the List of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the United States Department of Treasury, as such list may be amended from time to time, and does not reside or have a business in any jurisdiction identified by the Office of Foreign Assets Control.

(c)           The General Distributor will furnish to prospective investors only such information concerning the Fund and the offering of Shares as may be contained in the Prospectus and SAI or any written supplements thereto, and such other materials as the General Distributor has prepared and which comply with applicable laws and regulations.  For purposes of the offering of Shares, the Fund will furnish to the General Distributor at the General Distributor’s expense copies of the Prospectus and the SAI which shall be furnished by the General Distributor to prospective investors as required by applicable law and regulations.  Additional copies of the Prospectus and the SAI will be furnished in such numbers as the General Distributor may reasonably request for purposes of the offering.

(d)           The closing of the initial offering of Shares will occur on such date as we shall agree.  Thereafter, Shares shall be offered and made available for purchase on a basis as described in the Prospectus and SAI or on such other basis as may be determined by the Fund.

3.           Compensation.

Shares shall be sold by the General Distributor at the public offering price described in the Prospectus.  The General Distributor (or one of its affiliates) may make payments of additional selling compensation to broker-dealers through which sales are made, as the General Distributor may determine, from the General Distributor’s own resources (such dealers and brokers shall collectively include all domestic or foreign institutions eligible to offer and sell the Shares).

4.           Purchase of Shares.

(a)           The General Distributor shall have the right to accept or reject orders for the purchase of Shares at its discretion.  Any consideration that the General Distributor may receive in connection with a rejected purchase order must be returned promptly.

(b)           The General Distributor agrees promptly to issue, or to cause the duly appointed agent of the Fund to issue, confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Fund.  The full subscription amounts payable in connection with each order for the purchase of Shares by an investor shall be transmitted by the General Distributor or by the selling dealer to the Fund's administrator and/or escrow agent, including any sales charges, within the periods specified in the Prospectus and SAI.

5.           1933 Act Registration.

The Fund agrees that it will use its best efforts to maintain the effectiveness of the Registration Statement under the 1933 Act.  The Fund further agrees to prepare and file any amendments to the Registration Statement as may be necessary and any supplemental data in order to comply with the 1933 Act.

6.           1940 Act Registration.

The Fund is registered under the 1940 Act as a closed-end management investment company, and will use its best efforts to maintain such registration and to comply with the requirements of the 1940 Act.  The Fund further agrees to prepare and file any amendments to the Registration Statement as may be necessary and any supplemental data in order to comply with the 1940 Act.

7.           State Blue Sky Qualification.

At the General Distributor’s request, the Fund will take such steps as may be necessary and feasible to qualify Shares for sale in states, territories or dependencies of the United States, the District of Columbia, and the Commonwealth of Puerto Rico, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Fund shall not be required to qualify Shares or to maintain the qualification of Shares in any jurisdiction where it shall deem such qualification disadvantageous to the Fund.

8.           Duties of General Distributor.

The General Distributor agrees that:

(a)          The General Distributor shall furnish to the Fund any pertinent information required to be inserted with respect to the General Distributor within the purview of the Securities Act of 1933 in any reports or registrations required to be filed with any governmental authority;

(b)          The General Distributor will not make any representations inconsistent with the information contained in the Prospectus and SAI;

(c)          The General Distributor shall maintain such records as may be reasonably required for the Fund or its investor servicing agent to respond to shareholder requests or complaints, and to permit the Fund to maintain proper accounting records, and the General Distributor shall make such records available to the Fund and its investor servicing agent upon request;

(d)           In performing its duties under this Agreement, the General Distributor shall comply with all requirements of the Prospectus and SAI and all applicable laws, rules and regulations with respect to the purchase, sale and distribution of Shares; and

(e)           Notwithstanding anything to the contrary in this Agreement, the General Distributor will: (i) maintain anti-money laundering policies that comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and applicable Federal anti-money laundering regulations, including steps to verify the identity of prospective subscribers (“AML Laws, Regulations and Policies”); (ii) comply with such AML Laws, Regulations and Policies; (iii) will, to the extent permitted by regulation, promptly deliver to the Fund’s investment adviser’s Money Laundering Reporting Officer notice of any such AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed Suspicious Activity Report that relates to any prospective subscriber for, or purchaser of, Shares; and (iv) will cooperate with and deliver information reasonably requested concerning subscribers that purchased Shares necessary to comply with such AML Laws, Regulations and Policies.

9.           Liability.

To the extent consistent with applicable law, the General Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties, from reckless disregard of its obligations and duties under this Agreement, or from its failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Shares.

10.           Disclaimer of Trustee and Shareholder Liability.

The General Distributor understands and agrees that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund’s property; the General Distributor represents that it has notice of the provisions of the Agreement and Declaration of Trust of the Fund disclaiming Trustee and shareholder liability for acts or obligations of the Fund.

11.           Indemnification.

To the extent consistent with applicable law, the Fund agrees to indemnify, defend and hold the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor may incur, as the result of acting as distributor for the Fund, under the 1933 Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Fund’s Registration Statement, (ii) any omission, or alleged omission, to state a material fact required to be stated in the Fund’s Registration Statement to make the statements in either thereof not misleading or (iii) any Fund-related advertisement or sales literature that is not in compliance with applicable laws, rules or regulations (including, but not limited to the Conduct Rules of the Financial Industry Regulatory Authority); provided, however, that the Fund’s agreement to indemnify the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in the Fund’s Registration Statement, advertisements or sale literature furnished in writing to the Fund by the General Distributor and used in the Fund’s Registration Statement, advertisements or sales literature, or arising out of or based upon any omission or alleged omission to state a material fact in such written information furnished by the General Distributor which is required to be stated or necessary to make the information not misleading.

In the event of a formal legal action, the Fund shall be provided with written notice of an action brought against the General Distributor or its affiliates or brokers or their affiliates that have entered into selling agreements with the General Distributor, promptly following receipt of service of the summons or other first legal process. Any failure to promptly notify the Fund will relieve the Fund from any liability which it may have to the person against whom such action is brought, or to any other person, by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission for reasons other than on account of the Fund’s indemnity obligations under this section if that delay materially prejudices the Fund’s ability to defend against the action. The Fund will be entitled to assume the defense of any such action brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing approved by the General Distributor or its affiliates or brokers or their affiliates that have entered into selling agreements with the General Distributor, which approval shall not be unreasonably withheld. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing so approved, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where the Fund does not elect to assume the defense of any such suit or in case the General Distributor or its affiliates or brokers or their affiliates that have entered into selling agreements with the General Distributor reasonably withhold approval of counsel chosen by the Fund, the Fund will reimburse the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them.

12.           Allocation of Costs.

The Fund shall pay the cost of composition and printing of sufficient copies of its Prospectus and SAI as shall be required for periodic distribution to its shareholders and the expense of registering Shares for sale under federal securities laws and for qualifying such Shares under state blue sky laws pursuant to paragraph 7.  The General Distributor shall pay the expenses normally attributable to the sale of Shares, other than those to be paid by the Fund, including the cost of printing and mailing of the Prospectus (other than those furnished to existing investors) and any sales literature used by the General Distributor in the public sale of Shares.

13.           Duration.

This Agreement will take effect on the date first set forth above.  Unless earlier terminated pursuant to paragraph 14 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter from year to year, so long as such continuance shall be approved at least annually by the Board, including the vote of the majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined by the 1940 Act and the rules thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

14.           Termination.

This Agreement may be terminated (i) by the General Distributor at any time without penalty upon sixty days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days' written notice to the General Distributor (which notice may be waived by the General Distributor).

15.           Amendment and Assignment.

Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Board, including the vote of a majority of the Trustees who are not "interested persons," as defined by the 1940 Act and the rules thereunder, of the Fund or the General Distributor.  This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined by the 1940 Act and the rules thereunder.

16.           Section Headings.

The headings for each section are for descriptive purposes only, and such headings are not to be construed or interpreted as part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Man Long Short Fund
By:
Name:
Title:

Man Investments Inc.
By:
Name:
Title: